UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2024

OCEAN BIOMEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40793	87-1309280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Claverick St., Room 325

Providence, RI 02903

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (401) 444-7375

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	OCEA	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50	OCEAW	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

Section 5550(b)(2) of The Listing Rules (the “Rules”) require listed securities to maintain a minimum Market Value of Listed Securities (MVLS) of $35 million. On December 5, 2024, Nasdaq sent a letter to the Company notifying it that based upon the Company’s MVLS for the last 30 consecutive business days, the Company no longer meets this requirement. Consequently, a deficiency exists with regard to the Rule. However, the Rules also provide the Company a compliance period of 180 calendar days in which to regain compliance. If at anytime during this compliance period the Company’s MVLS closes at $35 million or more for a minimum of ten consecutive business days, Nasdaq will provide written confirmation of compliance and this matter will be closed. In the event the Company does not regain compliance with the Rule prior to the expiration of the compliance period, it will receive written notification that its securities are subject to delisting and it may be eligible for additional time to regain compliance, or may face delisting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2024

OCEAN BIOMEDICAL, INC.

By:	/s/ Jolie Kahn
Jolie Kahn
Chief Financial Officer